UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2021

Better For You Wellness, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56262	87-2903933
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1349 East Broad Street Columbus, OH	43205
(address of principal executive offices)	(zip code)

+1 (614) 368-9898

(registrant's telephone number, including area code)

Not Applicable

(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

"We", "Us", "The Issuer" and or "the Company" refer to Better For You Wellness, Inc., a Nevada Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On November 18, 2021, Ms. Leslie Bumgarner advised the Company's board of directors that she will resign as a board member of the Company and that her resignation is effective upon December 31, 2021.

The resignation of Ms. Bumgarner was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

NUMBER	EXHIBIT

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Better For You Wellness, Inc.

Dated: November 22, 2021	/s/ Ian James
Ian James Chief Executive Officer